PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is entered into as of December 20, 2012, by and between USG Properties Bakken I, LLC, a Delaware limited liability company (“Seller”), and American Eagle Energy Corporation, a Nevada corporation (“Buyer”).

WHEREAS, Seller owns the Property (as defined below) and desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller, upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.	The Property. Buyer agrees to purchase, and Seller agree to sell, convey and assign, all of Seller’s right, title and interest in and to the below-described property (such right, title and interest, the “Property”), subject to the terms and conditions of this Agreement:

A.	The oil, gas and mineral leases described in Exhibit A and any and all other leases owned by Seller covering any of the below-referenced units or fields (the “Leases”), insofar as they cover the lands situated within the Nomad and Thomte Spacing and Drilling Units located in Divide County, North Dakota (the “Lands”), together with all rights, privileges and obligations appurtenant thereto;

B.	All oil, gas and condensate wells (whether producing, not producing or abandoned), and all water source, water injection and other injection and disposal wells and systems located on the Leases or the Lands, or used in connection therewith, including without limitation those described in Exhibit A (collectively the “Wells”), together with all equipment, facilities, and fixtures located on or used in developing or operating the Leases, the Lands, or the Wells, or producing, storing, treating or transporting oil, gas, water, or other products or byproducts, including pipelines, flow lines, gathering systems, tank batteries, improvements, fixtures, inventory, movables and immovables. (collectively the “Lease Property and Equipment”);

C.	To the extent assignable or transferable, all permits, licenses, easements, rights-of-way, servitudes, surface leases, surface use agreements, and similar rights and interests applicable to or used in operating the Leases, the Lands, the Wells, or the Lease Property and Equipment (collectively the “Permits and Easements”);

D.	To the extent assignable or transferable, all contracts and contractual rights, obligations and interests, insofar as they relate to the Leases, the Lands, the Wells, the Lease Property and Equipment, or the Permits and Easements (the “Related Contracts”); and

E.	To the extent assignable or transferable, all other tangibles, miscellaneous interests and other assets on or used in connection with the Leases, the Lands, the Wells, the Lease Property and Equipment, or the Permits and Easements (collectively the “Miscellaneous Personal Property”), including records, files, and other data that relate to the Leases, the Lands, the Wells, the Lease Property and Equipment, the Permits and Easements, or the Related Contracts, and lease, land and well files, production records, title opinions, contract, regulatory and environmental files, and geological and geophysical information (collectively the “Property Records”).

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2.	Purchase Price.

A.	The purchase price for the Property (the “Purchase Price”), to be paid by Buyer to Seller is $8,000,000, subject to adjustment as provided in Section 3 below (as so adjusted, the “Adjusted Purchase Price”) and payable as provided in Section 2B. The Purchase Price shall be allocated among the respective Properties and as to type of asset as set forth in Schedule 2A attached hereto. Buyer and Seller agree to use such allocations in all tax and related filings with respect to the transactions contemplated hereby.

B.	Thirty percent (30%) of the Purchase Price shall be paid to Seller by Buyer at Closing and seventy percent (70%) of the Purchase Price shall be paid to Seller by Buyer on or before June 28, 2013, each of such payments to be paid by wire transfer of immediately available funds to an account designated by Seller in writing. If the second payment described in the first sentence of this Section 2B is not made on or before the date set forth for such payment above, Buyer shall pay Seller interest on such late payment at a rate per annum equal to the 90-day LIBOR rate as shown in The Wall Street Journal money market section, as such rate may change from time to time, calculated on the basis of the actual number of days elapsed from the date on which such payment was due to the date of late payment.

3.	Purchase Price Adjustments.

The Purchase Price will be adjusted as follows to reflect the allocation of expenses and revenues attributable to the Property as of the Effective Time such that Seller shall bear all expenses and receive all the proceeds related to the Property before the Effective Time and Buyer shall bear all expenses and receive all the proceeds related to the Property after the Effective Time. No less than one day before Closing, Seller will submit for Buyer’s review and approval a preliminary settlement statement identifying estimates of all such adjustments.

A.	The Purchase Price will be adjusted upward by: (i) all proceeds attributable to the operation of the Property not yet received by Seller to the extent they are attributable to times before the Effective Time; (ii) all operating and capital expenses actually paid by Seller with respect to the operation of the Property after the Effective Time (but specifically excluding all portions of capital expenses incurred prior to the Effective Time) and, (iii) any property taxes and excise, severance and other taxes attributable to the Property or on or measured by the production therefrom (collectively “Production Taxes”) paid by Seller, to the extent relating to times on and after the Effective Time, based upon the assessment rates for the most recent calendar year or other time period then available.

B.	The Purchase Price will be adjusted downward by: (i) all proceeds attributable to the operation of the Property received by Seller to the extent they are attributable to times after the Effective Time; and (ii) any Production Taxes paid by Buyer, to the extent relating to times prior to the Effective Time, based upon the assessment rates for the most recent calendar year or other time period then available; and, any other decreases in the Purchase Price pursuant to Section 9 below.

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Within 90 days after Closing, Seller will provide a final settlement statement for Buyer’s review and approval containing a final calculation of the adjustments to the Purchase Price. If Buyer does not submit a notice of disagreement with respect to such adjustments within 15 days after receipt thereof, such adjustments shall become final and binding. If Buyer submits a notice of disagreement with respect to such adjustments within such 15 day period, the parties shall negotiate in good faith to resolve such disagreement as soon as possible. If the Adjusted Purchase Price is greater than the Purchase Price, then Buyer shall pay the amount by which the Adjusted Purchase Price exceeds the Purchase Price to Seller. If the Purchase Price is greater than the Adjusted Purchase Price, then Seller shall pay the amount by which the Purchase Price exceeds the Adjusted Purchase Price to Seller. Such payment shall be made within 10 days after the parties agree upon the Adjusted Purchase Price by wire transfer of immediately available funds. Notwithstanding the foregoing, if either party receives revenues that belong to the other party based on an Effective Time allocation, the receiving party will promptly remit those revenues to the other party, and if either party pays an expense that is the responsibility of the other party based on the Effective Time allocation described above, the party on whose behalf the expenses were paid agrees to promptly reimburse the other party. Without limiting the foregoing, Seller shall file all returns and pay all Production Taxes relating to times prior to the Effective Time.

4.	Effective Time. The “Effective Time” shall mean 12:01 a.m. local time in Divide County, North Dakota, on November 1, 2012. If the Closing does not occur on the first day of a calendar month, costs and expenses for that month shall be allocated as if the revenues and expenses for that calendar month were produced or incurred on an equal daily basis for that calendar month.

5.	Reciprocal Representations, Warranties and Covenants. Buyer and Seller each represents and warrants to the other that, as to itself, the following statements are true and accurate as of the date hereof through the Closing Date:

A.	It is duly organized and in good standing under the laws of its state of incorporation or organization, is (or, as of the date of Closing hereunder, will be) duly qualified to carry on its business in the State of North Dakota, and has all the requisite power and authority to enter into and perform this Agreement.

B.	This Agreement has, and all other documents it is to execute and deliver on or before the Closing Date have been (or will be) duly executed by its authorized representatives, constitute its valid and legally binding obligations, and subject to applicable law, are enforceable against it in accordance with their respective terms. Except as would not result in a material adverse effect on the Property taken as a whole, execution, delivery, and performance of this Agreement and such documents does not conflict with or violate any agreement or instrument to which it is a party or by which it is bound, or any law, rule, regulation, ordinance, judgment, decree or order to which it or the Property is subject.

C.	There is no action, suit, proceeding, claim or investigation pending or, to the best of its knowledge, threatened, against it that seeks to restrain or prohibit, or to obtain damages from it, with respect to this Agreement or the consummation of all or part of the transaction contemplated by this Agreement.

D.	It has not incurred any obligation for brokers’, finders’ or similar fees for which the other party would be liable.

E.	Prior to Closing, it will give the other party prompt written notice of any matter materially affecting the accuracy of any of its representations or warranties under this Agreement.

6.	Seller’s Representations, Warranties and Covenants. Seller represents and warrants to Buyer that the following statements are true and accurate, as of the date hereof through the Closing Date:

A.	Except for burdens that have been taken into account in determining the Working Interests (as defined below) and Net Revenue Interests (as defined below) included in the Property and for liens, encumbrances and other burdens that will be released contemporaneously with the Closing, the Property is free and clear of all mortgages, deeds of trust, liens, and other encumbrances created by, through or under Seller and Seller has made no dispositions or elections or taken any other action that would increase its share of costs to greater than the Working Interest or decrease its net share of production to less than the Net Revenue Interest set forth on Exhibit A. To Seller’s knowledge, there are no preferential rights, consents to assignment or other restrictions on alienation of the Property, except as heretofore disclosed in writing by Seller to Buyer.

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B.	Except as previously disclosed by Seller to Buyer, to Seller’s knowledge there is no demand or lawsuit, nor any compliance order, notice of probable violation or other private or governmental action, pending or, to the best of Seller’s knowledge, threatened against Seller of which Seller has knowledge but Buyer does not have knowledge, that would result in an impairment or loss of title to any part of the Property, or impairment of the value thereof, or would hinder or impede the operation or transfer of the Property.

C.	Except as required by applicable law or the Related Contracts, Seller will not commence or consent to commencement of, or elect to participate in, any operation to drill any new well on the Leases or the Lands or to frac, re-complete, deepen, rework, plug back, plug and abandon, or conduct other significant operations with respect to any Well without the prior written consent of Buyer, not to be unreasonably withheld.

D.	From the date hereof through Closing, Seller will pay when due all expenses coming due and payable in connection with the Property. Without the prior written consent of Buyer, which shall not be unreasonably withheld, and except as required by applicable law or Related Contracts, Seller will not do any of the following with respect to the Property, except to the extent resulting from the actions of the operator of the Property: (i) enter into any new agreements or commitments; (ii) incur any liabilities other than in the ordinary course of business for normal operating expenses; (iii) release, surrender, modify or terminate all or any portion of the Leases or the Related Contracts; or (iv) encumber, sell or otherwise dispose of any of the Property other than hydrocarbons sold in the ordinary course of business.

E.	All taxes, assessments and other governmental charges payable with respect to the Property have been properly paid in a timely manner.

F.	From the date hereof through Closing, Seller will immediately notify Buyer of any material change in the condition of the Property of which Seller is aware, including without limitation any casualty loss.

G.	Promptly after the execution and delivery of this Agreement, Seller will give written notice to Buyer of any condition or occurrence of which Seller has actual knowledge relating to any or all of the Property that could constitute an Environmental Issue (as defined below). Seller shall have the right, up to the day prior to the Closing, to supplement its original notice by giving one or more additional written notices to Buyer, if Seller later becomes aware of any additional conditions or occurrences of the type referred to above. Any and all notices given by Seller to Buyer under this Section 6.G shall be herein referred to, collectively, as the “Environmental Disclosure.”

7.	Buyer’s Representations, Warranties and Covenants. Buyer represents and warrants to Seller that the following statements are true and accurate, as of the date hereof and the Closing Date:

A.	Buyer is acquiring the Property for investment purposes only and not with a view toward resale or distribution thereof in violation of applicable securities laws. Buyer acknowledges that it can bear the economic risk of its investment in the Property, Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Property, and Buyer is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties. Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Buyer understands that none of the Property will have been registered pursuant to the Securities Act or any applicable state securities laws, that the Property will be characterized as “restricted securities” under federal securities laws, and that the Property may not be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

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B.	Buyer hereby acknowledges and affirms that (i) it has completed its own independent investigation, analysis, and evaluation of the Property, (ii) it has made all such reviews and inspections of the Leases, Lands and Wells, their results of operation, their condition (financial or otherwise), and as to their prospects as it has deemed necessary or appropriate and (iii) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely on the representations and warranties set forth in this Agreement and its own independent investigation, analysis and evaluation.

8.	Due Diligence. From the date hereof through Closing, Seller will allow Buyer full access to the Related Contracts and the Property Records. Buyer may photocopy records at its sole expense and shall keep confidential all information made available to it until the Closing. In the event that the purchase/sale of the Property as contemplated by this Agreement does not close, Buyer shall at its expense promptly return to Seller all original information and certify that it has destroyed and retained no copies of all other information it obtained from Seller.

9.	Notice of Defect. For the purposes of this Agreement: (a) references to a “Title Issue” shall be deemed to refer to any lien, encumbrance or other defect that causes Seller to be entitled to receive a Net Revenue Interest with respect to a Lease or Well less than the “Net Revenue Interest” set forth in Exhibit A for such Lease or Well, or that causes Seller to be obligated to bear a Working Interest with respect to a Lease or Well greater than the “Working Interest” set forth in Exhibit A for such Lease or Well, except for any such excess Working Interest accompanied by a proportionate increase in the Net Revenue Interest for such Lease or Well, and (b) references to an “Environmental Issue” shall be deemed to refer to any condition of the Leases, Lands, Wells or Lease Property and Equipment that could reasonably be expected, under any applicable environmental or other law, either to require remediation efforts or to expose the owner of the Property to liability for any fine, penalty or other monetary obligation. If Buyer becomes aware prior to Closing of any Title Issue or Environmental Issue that Buyer reasonably deems sufficiently material as to require curative action prior to Closing, Buyer shall promptly notify Seller in writing of such Title Issue or Environmental Issue, and Buyer and Seller shall attempt to reach agreement on curative action, Purchase Price adjustment, or other appropriate steps. If agreement cannot be reached, Buyer or Seller may elect to terminate this Agreement.

For purposes of this Agreement, “Working Interest” shall mean, with respect to a Lease or Well, the percentage interest in such Lease or Well that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations in connection with such Lease or Well, without regard to royalties, overriding royalties, net profits interests or other similar burdens.

For purposes of this Agreement, “Net Revenue Interest” shall mean, with respect to a Lease or Well, the interest in and to all hydrocarbons produced, saved, and sold from or allocated to such Lease or Well, after giving effect to all royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests, and other burdens upon, measured by, or payable out of production therefrom.

10.	Closing. The actions and events described in Section 11 below are the “Closing” of this transaction, which shall be held on at 1:00 p.m. local time on December 28, 2012 or at such other date and time as to which Buyer and Seller may hereafter mutually agree in writing. Closing will be held at Buyer’s offices located at 2549 W. Main Street, Suite 202, Littleton, Colorado 80120, or at such other place as the parties may mutually agree. All events of Closing shall be deemed to have occurred simultaneously, and each shall be a condition precedent to the others. The date of the Closing determined pursuant to this Section 9 shall herein be referred to as the “Closing Date.”

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11.	Conditions to Closing.

A.	Seller shall not be obligated to close the transaction described in this Agreement, and will have the right to terminate this Agreement, if any of the following conditions to its performance is not satisfied as of the Closing:

(i)	If, as of the Closing Date, any matter represented or warranted in this Agreement by Buyer is untrue in any material respect, or if Buyer has not performed in all material respects the obligations under this Agreement that Buyer is required to perform on or before Closing.

(ii)	If, as of the Closing Date, any suit or other proceeding instituted by a person or entity other than Buyer or Seller is pending or threatened before any court or governmental agency seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transaction that is the subject of this Agreement.

B.	Buyer shall not be obligated to close the transaction described in this Agreement, and will have the right to terminate this Agreement, if any of the following conditions to its performance is not satisfied as of the Closing:

(i)	If, as of the Closing Date, any matter represented or warranted in this Agreement by Seller is untrue in any material respect, or if Seller has not performed in all material respects the obligations under this Agreement that Seller is required to perform on or before Closing.

(ii)	If, as of the Closing Date, any suit or other proceeding instituted by a person or entity other than Buyer or Seller is pending or threatened before any court or governmental agency seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transaction that is the subject of this Agreement.

12.	Events of Closing. At Closing, the following events shall occur, the term “delivery” to include all appropriate executions and acknowledgments:

A.	Buyer and Seller will deliver the preliminary settlement statement, showing adjustments to the Purchase Price.

B.	Buyer will deliver thirty-percent (30%) of the Purchase Price by wire transfer in immediately available funds to the account of Seller, as provided in account and wire transfer instructions designated in writing by Seller at least 3 business days prior to Closing.

C.	Seller will deliver to Buyer one or more assignments and conveyances of the Property in the form attached as Exhibit B and, if the Property includes State or Federal leases, the appropriate state or federal forms required for filing in the applicable State or Federal records.

D.	Seller will deliver to Buyer all other instruments necessary or advisable to transfer the rights, obligations and interests in applicable Related Contracts and other Property, including all third-party waivers, consents, approvals and permits.

E.	Buyer and Seller will each deliver to the other any additional assignments, bills of sale, deeds or instruments necessary to transfer the Property to Buyer or to otherwise effect and support the transaction contemplated in this Agreement.

F.	Buyer and Seller will each deliver to the other, a statement that, to the best of its knowledge, all of its representations are true in all material respects as of the Closing.

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13.	Post-Closing Obligations and Other Agreements.

A.	After the Closing, Buyer will have access, during normal business hours and upon reasonable prior notice, to the Property Records at Seller’s offices. Buyer shall have the right, at Buyer’s sole cost, risk and expense, to copy any or all of such Property Records.

B.	Within 15 days after Closing, Buyer will, at Buyer’s cost, record all assignments and all other instruments that must be recorded to effect the transfer of the Property and file for approval with any government agencies required to effect the transfer of the Property.

C.	The representations, warranties, and related covenants and agreements made in this Agreement or any certificate, agreement or document delivered at the Closing shall survive the Closing for a period of six months.

D.	Each party will be responsible for its own state and federal income taxes, if any, relating to this transaction. Buyer will be responsible for any transfer, sales or similar taxes levied on the transfer of the Property to Buyer.

E.	Effective as of the Closing, Buyer assumes and agrees to fully perform all of Seller’s express or implied covenants under the Leases and other Property; provided, however, Buyer shall not assume any obligations or liabilities to the extent they are (i) costs allocated to Seller under this Agreement, or (ii) attributable to the gross negligence or willful misconduct of Seller in connection with the Properties (collectively, the “Seller Retained Liabilities”).

F.	Effective as of the Closing, Seller shall defend, indemnify and hold harmless Buyer and its shareholders, directors, officers, managers, employees, agents and representatives (collectively, “Buyer Indemnified Parties”) from and against any and all claims, causes of actions, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines, costs and expenses, including any attorneys’ fees and legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage (all of the foregoing collectively known as “Liabilities”), arising from, based upon, related to or associated with:

(a)	any breach by Seller of its representations, warranties or covenants contained in this Agreement; or

(b)	the Seller Retained Liabilities.

G.	Effective as of the Closing, Buyer shall defend, indemnify and hold harmless Seller and its members, directors, officers, employees, agents and representatives (collectively, “Seller Indemnified Parties”) from and against any and all any and all Liabilities arising from, based upon, related to or associated with:

(a)	any breach by Buyer of its representations, warranties or covenants contained in this Agreement; or

(b)	the ownership or operation of the Property after the Effective Time.

H.	Notwithstanding anything to the contrary in this Agreement, (i) no Buyer Indemnified Party shall be entitled to assert any right to indemnification under Section 13.F., (A) with respect to any individual claim unless the Liabilities resulting from such individual claim exceed $25,000 (each such individual claim that exceeds $25,000, a “Qualified Claim”), and then only to the extent such Liabilities exceed $25,000, and (B) until the aggregate amount of all Liabilities actually suffered by the Buyer Indemnified Parties in respect of Qualified Claims exceeds an amount equal to four percent of the Purchase Price, and then only to the extent such Liabilities exceed such amount, and (ii) in no event shall Seller’s aggregate liability under this Agreement or in respect of the transactions contemplated exceed an amount equal to 20 percent of the Adjusted Purchase Price.

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I.	All disputes arising from or relating to this Agreement shall be adjudicated in the federal and state courts sitting in Harris County, Texas, and each party hereby consents to such courts’ jurisdiction and to such venue.

J.	Buyer and Seller agree to execute and deliver from time to time such further instruments and do such other acts as may be reasonably requested to effectuate the purposes of this Agreement.

K.	NO PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT ENTERED INTO OR OTHERWISE RELATED TO THIS TRANSACTION FOR EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, REMOTE, SPECULATIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, OPPORTUNITY COSTS, OR DAMAGES BASED UPON MULTIPLES OF EARNINGS), WHETHER IN TORT (INCLUDING NEGLIGENCE OR GROSS NEGLIGENCE), STRICT LIABILITY, BY CONTRACT OR STATUTE, AND WHETHER FORESEEABLE OR UNFORESEEABLE.

L.	Notwithstanding anything to the contrary contained in this Agreement, indemnification pursuant to this Section 13 is the Parties’ exclusive remedy against each other with respect to breaches of the representations and warranties of the Parties contained in this Agreement.

M.	EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

14.	Disclaimers.

A.	EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN SECTION 5 (AS TO SELLER), SECTION 6 OR THE SPECIAL WARRANTIES OF TITLE CONTAINED IN THE ASSIGNMENTS PER SECTION 12, (I) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED AND (II) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY ANY OF SELLER’S REPRESENTATIVES, INCLUDING WITH RESPECT TO ANY SEISMIC DATA AND INFORMATION).

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B.	EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5 (AS TO SELLER), SECTION 6 OR THE SPECIAL WARRANTIES OF TITLE CONTAINED IN THE ASSIGNMENTS PER SECTION 12, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE PROPERTIES, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, INCLUDING THE SEISMIC DATA AND INFORMATION, RELATING TO THE PROPERTY, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE PROPERTY, (IV) ANY ESTIMATES OF THE VALUE OF THE PROPERTY OR FUTURE REVENUES GENERATED BY THE PROPERTY, (V) THE PRODUCTION OF HYDROCARBONS FROM THE PROPERTY, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE PROPERTY, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION, MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR THIRD PARTIES WITH RESPECT TO THE PROPERTY, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN SECTION 5 (AS TO SELLER) AND SECTION 6, SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY PROPERTIES, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE PROPERTY IN ITS PRESENT STATUS, CONDITION, AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS OF THE PROPERTY AS BUYER DEEMS APPROPRIATE.

C.	OTHER THAN THOSE REPRESENTATIONS SET FORTH IN SECTION 6.H, SELLER HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT OR ANY OTHER ENVIRONMENTAL CONDITION OF THE PROPERTIES, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND BUYER SHALL BE DEEMED TO BE TAKING THE PROPERTY “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF ITS ENVIRONMENTAL CONDITION AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE.

D.	SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 14 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

15.	Notices. All notices under this Agreement must be in writing and may be given by personal delivery, facsimile or electronic transmission, U.S. Mail (postage prepaid), or commercial delivery service, and will be deemed duly given when received by the party charged with such notice and addressed as follows:

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If to Seller:            USG Properties Bakken I, LLC

601 Travis Street, Suite 1900

Houston, Texas 77002

Attention: Michael Jessop

Facsimile: (713) 751-0375

Email: michael.jessop@nee.com

If to Buyer:          American Eagle Energy Corporation

2549 W. Main Street, Suite 202

Littleton, Colorado 80120

Attention: Steve Dille

Facsimile: 303 798 5767

Email: stevedille@amzgcorp.com

16.	Entire Agreement and Amendment. This Agreement constitutes the entire understanding between the parties, replacing and superseding all prior negotiations, discussions, arrangements, agreements and understandings between the parties regarding the subject transaction and subject matter hereof. This Agreement can be supplemented, amended or revoked only in writing, signed by the parties.

17.	Assignment; Binding Effect. Prior to the Closing Date, neither party may assign its rights or obligations under this Agreement without the prior written consent of the other, which consent may not be unreasonably withheld or delayed; provided that no consent shall be required for Buyer to assign its rights to any subsidiary, affiliate or other entity so long as Buyer remains liable to Seller for the payment and performance of any and all of Buyer’s obligations hereunder. If Buyer sells, transfers or assigns all or a portion of its rights hereunder, in addition to Buyer remaining liable to Seller for the payment and performance of any and all related obligations as set forth above, Buyer shall require its successors and assigns to expressly assume its obligations under this Agreement, to the extent related or applicable to the Property or portion thereof acquired by them, and Seller shall be considered a third party beneficiary under any such assumption. This Agreement shall be binding upon the parties hereto and their permitted successors and assigns.

18.	Interpretation. This Agreement shall be considered for all purposes to have been jointly prepared by the parties, and shall not be construed against any one party (nor shall any inference or presumption be made) on the basis of who drafted this Agreement or any other event of the negotiation, drafting or execution of this Agreement. The omission of provisions of this Agreement from the assignment documents described in Section 12 is not a conflict or inconsistency with this Agreement and will not effect a merger of the omitted provisions. To the fullest extent permitted by law, all provisions of this Agreement are hereby incorporated into such assignment documents by reference. Headings and titles in this Agreement are for convenience only and shall have no significance in interpreting this Agreement. The plural shall be deemed to include the singular, and vice versa. The word “including” shall be construed not as a limitation, but as the phrase “including, but not limited to.”

19.	Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable, and if it cannot be so modified, it shall be deemed deleted and the remainder of the Agreement shall continue and remain in full force and effect.

20.	Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of Texas without regard to conflicts of law.

21.	Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement are incorporated into and made a part of this Agreement.

22.	Waiver. No provision of this Agreement may be waived except by written instrument executed by the party charged with such waiver. Except as otherwise expressly provided, the failure of any party to require performance of any provision hereof shall not affect such party’s right to enforce the same. Waiver by a party of a provision in this Agreement in one or more instances shall not be deemed to be or construed as a further or continuing waiver of such provision.

10

23.               Execution. This Agreement may be executed in counterparts, each of which will constitute an original and all of which will constitute one document. This Agreement may be executed and delivered by either or both of the parties by facsimile transmission or email of a PDF version (with confirmation of transmission) of a signed counterpart of the signature page hereof to the other at the applicable facsimile number or email address shown in Section 15 above. After execution and delivery by facsimile or electronic transmission or email, the parties agree to follow up with two originally executed counterparts and signature pages so that each party will have a counterpart with original signature pages from both parties.

IN CONFIRMATION OF THE ABOVE, Buyer and Seller execute this Agreement as of the date first stated above, and the representatives executing on behalf of Buyer and Seller each attests to his or her authorization by such execution.

SELLER:	BUYER:

USG Properties Bakken I, LLC	AMERICAN EAGLE ENERGY CORPORATION

By:	By:
Brad Colby, President

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EXHIBIT “A”

LEASES AND WELLS

EXHIBIT “B”

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this “Assignment”), effective as of November 1, 2012 at 12:01 a.m., local time in Divide County, North Dakota (the “Effective Time”), is from USG Properties Bakken I, LLC a Delaware limited liability company (“ASSIGNOR”), with an address at 601 Travis Street, Suite 1900, Houston, Texas 77002 to American Eagle Energy Corporation, a Nevada corporation (“ASSIGNEE”), with an address at 2549 W. Main Street, Suite 202, Littleton, Colorado 80120.

For and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASSIGNOR does hereby sell, convey, assign and transfer to ASSIGNEE, all of Seller’s right, title and interest in and to the following (such right, title and interest, the “Property”):

(a)         The oil, gas and mineral leases described in Exhibit A, insofar as they cover any or all of the lands described in Exhibit A (the “Lands”), together with all rights, privileges and obligations appurtenant thereto, including rights in any unit in which said leases or Lands are included (collectively the “Leases”);

(b)         All oil, gas and condensate wells (whether producing, not producing or abandoned), and all water source, water injection and other injection and disposal wells and systems located on the Leases or the Lands, or used in connection therewith, including without limitation those described in Exhibit A (collectively the “Wells”), together with all equipment, facilities, and fixtures located on or used in developing or operating the Leases, the Lands, or the Wells, or producing, storing, treating or transporting oil, gas, water, or other products or byproducts, including pipelines, flow lines, gathering systems, tank batteries, improvements, fixtures, inventory, movables and immovables (collectively the “Lease Property and Equipment”);

(c)         To the extent assignable or transferable, all permits, licenses, easements, rights-of-way, servitudes, surface leases, surface use agreements, and similar rights and interests applicable to or used in operating the Leases, the Lands, the Wells, or the Lease Property and Equipment (collectively the “Permits and Easements”);

(d)          To the extent assignable or transferable, all contracts and contractual rights, obligations and interests, insofar as they relate to the Leases, the Lands, the Wells, the Lease Property and Equipment or the Permits and Easements (the “Related Contracts”); and

(e)         To the extent assignable or transferable, all other tangibles, miscellaneous interests and other assets on or used in connection with the Leases, the Lands, the Wells, the Lease Property and Equipment, or the Permits and Easements (collectively the “Miscellaneous Personal Property”), including records, files, and other data that relate to the Leases, the Lands, the Wells, the Lease Property and Equipment, the Permits and Easements, or the Related Contracts, and lease, land and well files, production records, title opinions, contract, regulatory and environmental files, and geological and geophysical information (collectively the “Property Records”).

ASSIGNOR warrants that it has not granted, created or reserved any burden, claim or title defect that would cause its Net Revenue Interest in a Lease or Well to be less than the Net Revenue Interest for such Lease or Well set forth in Exhibit A or its Working Interest in a Lease or Well to be greater than the Working Interest for such Lease or Well set forth in Exhibit A, except for any such excess Working Interest accompanied by a proportionate increase in the Net Revenue Interest for such Lease or Well. ASSIGNOR quitclaims to ASSIGNEE the benefit of all previous warranties in ASSIGNOR’s chain of title, insofar as they may cover the Property.

For purposes of this Assignment, “Working Interest” shall mean, with respect to a Lease or Well the percentage interest in a Lease or Well that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations in connection with such Lease or Well, without regard to royalties, overriding royalties, net profits interests or other similar burdens.

For purposes of this Assignment, “Net Revenue Interest” shall mean, with respect to a Lease or Well, the interest in and to all hydrocarbons produced, saved, and sold from or allocated to such Lease or Well, after giving effect to all royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests, and other burdens upon, measured by, or payable out of production therefrom.

Except for the special warranty of title set forth above, ASSIGNOR CONVEYS THE PROPERTY TO ASSIGNEE WITHOUT AND EXPRESSLY DISCLAIMS ANY EXPRESS, STATUTORY OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING WARRANTIES RELATING TO (i) THE CONDITION OR MERCHANTABILITY OF THE PROPERTY, (ii) THE FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, OR (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. ASSIGNEE HAS INSPECTED (OR HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT), THE PROPERTY AND IS SATISFIED AS TO THE PHYSICAL, OPERATING, REGULATORY COMPLIANCE, SAFETY AND ENVIRONMENTAL CONDITION (BOTH SURFACE AND SUBSURFACE) OF THE PROPERTY AND EXPRESSLY AND KNOWINGLY ACCEPTS THE PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS AND DEFECTS AND IN ITS PRESENT CONDITION AND STATE OF REPAIR. Without limiting the generality of the foregoing, ASSIGNOR makes no representation or warranty as to (i) the amount, value, quality, quantity, volume or deliverability of any oil, gas or other minerals or reserves (if any) in, under or attributable to the Property, (ii) the physical, operating, regulatory compliance, safety or environmental condition of the Property, (iii) the geological or engineering condition of the Property or any value thereof; (iv) the ability of the Property to generate income or profits; or (v) the cost of owning or operating the Property.

ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ASSIGNMENT ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

To the extent that the Leases cover state or federal leases, separate assignments on the appropriate state or federal forms required for filing in the applicable state or federal records are being delivered contemporaneously herewith. Such separate assignments are intended to cover the same interests that are being conveyed hereby.

This Agreement shall be governed, construed and enforced in accordance with the laws of Texas without regard to conflicts of law.

This Assignment shall extend to and shall be binding upon the successors and assigns of ASSIGNOR and ASSIGNEE.

THIS ASSIGNMENT is executed by the parties as of the Effective Time.

ASSIGNOR:
USG Properties Bakken I, LLC
By:
,

ASSIGNEE:

American Eagle Energy Corporation

By:
,

STATE OF	§
§ ss.
COUNTY OF	§

This instrument was acknowledged before me on _____________, 2012, by _____________, as ____________ of ____________________, a ____________________, on behalf of said _____________________________. Witness my hand and official seal.

NOTARY PUBLIC

(SEAL)	My commission expires: _________________, 20___

STATE OF	§
§ ss.
COUNTY OF	§

This instrument was acknowledged before me on _____________, 2012, by _____________, as ____________ of ____________________, a ____________________, on behalf of said ______________________________. Witness my hand and official seal.

NOTARY PUBLIC

(SEAL)	My commission expires: _________________, 20___

EXHIBIT A

TO THE ASSIGNMENT, BILL OF SALE AND CONVEYANCE

LEASES AND WELLS

See attached

SCHEDULE 2A

PURCHASE PRICE ALLOCATIONS